UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

GLOBAL TECH INDUSTRIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-10210	90-1604380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 State Ave NE, Suite 1014

Olympia, Washington 98501

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 910-1563

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GTII	OTC Markets (OTC Pink)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events.

As previously disclosed, on September 18, 2024, the Eighth Judicial District Court of the State of Nevada in and for Clark County (the “Court”) entered an Order Appointing Receiver in the action styled White Rocks (BVI) Holdings Inc., et al. v. David Reichman, Kathy M. Griffin, Frank Benintendo, Donald Gilbert, et al., Global Tech Industries Group, Inc., as Nominal Defendant, Case No. A-24-896359-B (the “Receivership Order”), appointing Paul L. Strickland as the Court-Appointed Receiver (the “Receiver”) of Global Tech Industries Group, Inc. (the “Company” or “GTII”).

The Receiver has filed a Seventh Interim Report dated April 29, 2026 (the “Seventh Interim Report”), with the Court, a copy of which is filed as Exhibit 99.1 to, and incorporated by reference in, this Current Report on Form 8-K.

The Seventh Interim Report describes the activities and findings of the Receiver during the period from the date of the Sixth Interim Report through April 21, 2026, in furtherance of his duties under the Receivership Order, including with respect to the resignation of the Company’s independent registered public accounting firm, the status of the Company’s audit for the fiscal years ended December 31, 2023 and December 31, 2024, the continued accounting of misappropriated Company funds, related real-property and storage matters, and pending litigation. The foregoing description is qualified in its entirety by reference to the full text of the Seventh Interim Report filed as Exhibit 99.1 hereto.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Receiver’s Seventh Interim Report dated April 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

GLOBAL TECH INDUSTRIES GROUP, INC.

Date: May 26, 2026	By:	/s/ Paul L. Strickland
Paul L. Strickland
Court-Appointed Receiver

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